UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 1, 2005

LABOR READY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement

Amendments to the executive compensation arrangements (the “Plan”) for five executive officers of Labor Ready, Inc. (the “Company”) became effective January 3, 2005.  The Plan, as amended, is substantially similar to the plan in effect for the fiscal year ended December 31, 2004 and consists of an annual cash incentive bonus and long-term equity incentive awards.  Participation and all awards are at the discretion of the Board of Directors.

The cash incentive bonus is based on a pre-established performance target which requires the attainment of an increase in net after tax profits (excluding option compensation expenses).  Individual target bonuses will continue to range from 25% to 45% of base compensation.  Bonuses will continue to be subject to thresholds, targets and maximums similar to those used in the last two fiscal years. The maximum payout is 50% of base salary for each executive.  As was previously established, at least 25% of the payment must be made in stock, and the Board of Directors may apply a multiplier of .5 to 1.2 to each executive’s bonus to reflect variations in individual performance.

The annual equity incentive portion of the plan is also substantially similar to awards made in 2004 consisting of restricted stock and stock options having equal values taking into account the two different forms of equity compensation and using Black-Scholes based methodologies. The aggregate grants for 2005 are based on multiples of base salaries which range from 1.0 to 1.5.  Awards made in 2005 will vest ratably over three years rather than the three year cliff vesting employed in 2004.  A portion of the shares received are also subject to transfer restrictions which will require retention of 75% of the “net shares received,” after payment of the exercise price and related withholding taxes; for awards received in 2004 for a period of at least 2 years and for awards received in 2005 for a period of at least 4 years, in each case after the options or restricted shares vest.  The Board has discretion, but is not obligated, to reduce the retention shares for executives who retire or otherwise terminate their employment.

New forms of agreements to implement the equity awards in 2004 and 2005 have been approved by the Compensation Committee of the Board of Directors and are attached as exhibits to this report.

Item 9.01	Financial Statements and Exhibits

	(c)	Exhibits

	99.1	Form of Stock Option Agreement (Nonqualified Stock Options) under the 1996 Labor Ready Employee Stock Option and Incentive Plan

	99.2	Form of Stock Option Grant Notice (2004 Grants) under the 1996 Labor Ready Employee Stock Option and Incentive Plan

	99.3	Form of Stock Option Grant Notice (2005 Grants) under 1996 Labor Ready Employee Stock Option and Incentive Plan

	99.4	Form of Notice of Exercise of Stock Option

	99.5	Form of Restricted Stock Agreement under the 1996 Labor Ready Employee Stock Option and Incentive Plan

	99.6	Form of Restricted Stock Grant Notice (2004 Grants) under the 1996 Labor Ready Employee Stock Option and Incentive Plan

	99.7	Form of Restricted Stock Grant Notice (2005 Grants) under the 1996 Labor Ready Employee Stock Option and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR READY, INC.
(Registrant)

Date: January 7, 2005	By:	/s/ Steven C. Cooper
Steven C. Cooper
Chief Financial Officer